Exhibit 99.1

Energy Recovery Posts Strong Quarterly Product Revenue Growth in Second Quarter

SAN LEANDRO, Calif. - August 5, 2021 - Energy Recovery, Inc. (Nasdaq: ERII) today announced its financial results for the second quarter ended June 30, 2021, achieving seven percent growth in product revenue, compared to the second quarter of 2020.

“Our desalination business continues to thrive, driven in part by returning demand in segments and regions hard-hit by COVID-19,” said Robert Mao, Chairman of the Board, President and Chief Executive Officer of Energy Recovery.

Mr. Mao continued, “We continue to make material progress in diversification efforts of our pressure exchanger technology. We have been awarded projects in the chemical manufacturing, landfill leachate and lithium-ion battery manufacturing facilities in China for our new Ultra PX™ energy recovery device, a testament to our efforts to educate the industrial wastewater treatment market on the Ultra PX’s energy-saving benefits. Furthermore, our confidence in our PX G1300™ energy recovery device for CO2 refrigeration has grown stronger through successful tests that underscore the significant financial and sustainability benefits we can bring end customers such as supermarkets. We are already seeking our first commercial deployment and believe our technology can make the transition from climate-damaging hydrofluorocarbons to sustainable natural refrigeration alternatives attractive for retailers. We are excited by these new opportunities and believe our strategy of pressure exchanger diversification will continue to drive long-term value creation for Energy Recovery shareholders.”

Financial Results

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	Variance	2021	2020	Variance
	(In millions, except net income per share, percentages and basis points)
Product revenue	$20.6	$19.3	7%	$49.5	$38.3	30%
License and development revenue (1)	—	24.4	(100%)	—	26.9	(100%)
Total revenue	$20.6	$43.6	(53%)	$49.5	$65.2	(24%)

Product gross profit	$13.4	$12.7	6%	$33.4	$26.0	28%
Product gross margin	65.1%	66.0%	(90) bps	67.4%	68.0%	(60) bps

Operating expense	$13.1	$15.8	(17%)	$27.0	$31.5	(14%)
Operating income	$0.3	$21.3	(99%)	$6.4	$21.4	(70%)

Net income	$1.1	$16.9	(94%)	$7.9	$17.5	(55%)
Diluted net income per share	$0.02	$0.30	$(0.28)	$0.13	$0.31	$(0.18)

Operating cash flow	$11.5	$5.6	$5.9	$11.5	$(0.3)	$11.8
Cash and investments	$120.7	$96.9	25%	$120.7	$96.9	25%

(1)In June 2020, the Company terminated the VorTeq License Agreement with Schlumberger Technology Corporation. As there were no future performance obligations to be recognized under the VorTeq License Agreement after the effective date, the Company recognized in full the remaining deferred revenue balance of $24.4 million in the second quarter of fiscal year 2020. In addition, no future license and development revenue was recognized under the VorTeq License Agreement after the second quarter of fiscal year 2020.

Product Channel Revenue

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	Variance	2021	2020	Variance
	(In millions, except percentages)
Megaproject	$13.3	$12.0	11%	$37.0	$26.4	40%
Original equipment manufacturer	4.3	4.1	6%	7.1	7.6	(7%)
Aftermarket	3.0	3.2	(6%)	5.4	4.3	29%
Total product revenue	$20.6	$19.3	7%	$49.5	$38.3	30%

“We experienced another solid financial quarter at Energy Recovery,” said Joshua Ballard, Chief Financial Officer of Energy Recovery. “Growth remains steady and stable across all sales channels despite a slight temporary decline in aftermarket sales this quarter. Importantly, our year-to-date operating expenditures, excluding impairment charges, remain 8% below 2020 as we continue to manage this growth prudently. The notable year-to-date 44% increase in sales and marketing spend reflects investments in support of this growth, offset entirely by reduced R&D spend largely due to VorTeq™. Finally, despite nearly $12 million in share buybacks and increased investments in inventory, our cash and security balances remain at historic highs following record sales in the first quarter.”

Second Quarter 2021 Business Highlights
Water Segment
•Steady product revenue growth in the second quarter was driven by megaproject (“MPD”) and original equipment manufacturer (“OEM”) channels, with year-to-date sales representing growth of 30% across all channels, compared to the same period in 2020. The MPD channel continues to drive stable growth from large scale SWRO projects, while the OEM channel is beginning to rebound. This upward trend within the OEM channel is being driven primarily by large greenfield plant installations and brownfield retrofits, which include upgrades to existing operations leveraging our pressure exchanger technology and ancillary equipment.
•Our continued focus on manufacturing efficiencies, cost discipline and mix normalization is expected to improve the product gross margin profile from the low margin observed in second quarter. Gross margin was lower this quarter largely due to product mix as we sold a higher mix of non-PX products during the quarter from our growth in OEM sales.

Emerging Technologies Segment
•Testing of our PX G1300 energy recovery device for CO2 refrigeration continues to affirm expected energy savings and system efficiency gains we can achieve for CO2 refrigeration systems. We are seeking our first commercial deployment of the PX G1300.
•We are continuing our live well field trials of the VorTeq. The next scheduled field trial will test our efforts to extend the service life of the VorTeq cartridges.
•Excluding 2020 impairment costs, operating expenses in this segment decreased year-over-year, due primarily to reduced development expenditures related to the VorTeq which were partially offset by a shift of R&D investment to our commercial refrigeration efforts.

Bottom Line Summary
On a quarterly basis, we reported a net income of $1.1 million, or $0.02 per diluted share, for the second quarter ended June 30, 2021, compared to a net income of $16.9 million, or $0.30 per diluted share, for the second quarter ended June 30, 2020, which included $17.2 million, net of tax, related to the termination of the VorTeq License Agreement and the impairment of related long-lived assets.

Cash Flow Highlights
The Company finished the first quarter ended June 30, 2021 with cash and cash equivalents of $103.3 million, and short-term investments of $17.4 million, which represents a combined total of $120.7 million.

Forward-Looking Statements
Certain matters discussed in this press release and on the conference call are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the Company’s belief that the company is embarking on a path of sustainable, disciplined and diversified growth; our ability to develop pressure exchanged-based solutions for new industries; our belief that our carbon dioxide commercial refrigeration solution excels in warmer climates as compared to the market-leading technology; our belief that the Company’s future is bright; our belief that the Company can work towards a more diversified revenue stream for the future; and our belief that the Company is making significant progress in our emerging technology projects. These forward-looking statements are based on information currently available to us and on management’s beliefs, assumptions, estimates, or projections and are not guarantees of future events or results. Potential risks and uncertainties include any other factors that may have been discussed herein regarding the risks and uncertainties of the Company’s business, and the risks discussed under “Risk Factors” in the Company’s Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) for the year ended December 31, 2020, as well as other reports filed by the Company with the SEC from time to time. Because such forward-looking statements involve risks and uncertainties, the Company’s actual results may differ materially from the predictions in these forward-looking statements. All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.

Conference Call to Discuss Second Quarter 2021 Financial Results
LIVE CONFERENCE CALL:
Thursday, August 5, 2021, 2:00 PM PDT / 5:00 PM EDT
Listen-only, US / Canada Toll-Free: +1 (877) 709-8150
Listen-only, Local / International Toll: +1 (201) 689-8354
Access code: 13720677

CONFERENCE CALL REPLAY:
Expiration: Sunday, September 5, 2021
US / Canada Toll-Free: +1 (877) 660-6853
Local / International Toll: +1 (201) 612-7415
Access code: 13720677

Investors may also access the live call or the replay over the internet at ir.energyrecovery.com. The replay will be available approximately three hours after the live call concludes.

Disclosure Information
Energy Recovery uses the investor relations section on its website as means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Energy Recovery’s investor relations website in addition to following Energy Recovery’s press releases, SEC filings, and public conference calls and webcasts.

About Energy Recovery
Energy Recovery creates technologies that solve complex challenges for industrial fluid-flow markets worldwide. Building on our pressure exchanger technology platform, we design and manufacture solutions that make industrial processes more efficient and sustainable. What began as a game-changing invention for desalination has grown into a global business accelerating the environmental sustainability of customers’ operations in multiple industries. Headquartered in the San Francisco Bay Area, Energy Recovery has manufacturing, research and development facilities across California and Texas with sales and on-site technical support available globally. For more information, please visit www.energyrecovery.com.

Contact
Investor Relations
ir@energyrecovery.com
+1 (281) 962-8105

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2021	December 31, 2020
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$103,302	$94,255
Short-term investments	17,394	20,446
Accounts receivable, net	7,599	11,792
Inventories, net	15,289	11,748
Prepaid expenses and other assets, current	4,265	4,950
Total current assets	147,849	143,191
Deferred tax assets, net	12,471	11,030
Property and equipment, net	20,443	20,176
Operating lease, right of use asset	15,383	16,090
Goodwill and other intangible assets	12,833	12,839
Other assets, non-current	365	988
Total assets	$209,344	$204,314
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,278	$1,118
Accrued expenses and other liabilities, current	8,397	11,816
Lease liabilities, current	1,473	1,243
Contract liabilities, current	1,117	1,552
Total current liabilities	13,265	15,729
Lease liabilities, non-current	15,682	16,443
Other liabilities, non-current	571	518
Total liabilities	29,518	32,690

Stockholders’ equity:
Common stock	63	62
Additional paid-in capital	191,087	179,161
Accumulated other comprehensive (loss) income	(53)	53
Treasury stock	(42,040)	(30,486)
Retained earnings	30,769	22,834
Total stockholders’ equity	179,826	171,624
Total liabilities and stockholders’ equity	$209,344	$204,314

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(In thousands, except per share data)
Product revenue	$20,607	$19,256	$49,547	$38,257
Product cost of revenue	7,181	6,549	16,162	12,233
Product gross profit	13,426	12,707	33,385	26,024

License and development revenue	—	24,352	—	26,895

Operating expenses:
General and administrative	6,175	5,599	12,781	12,480
Sales and marketing	2,537	1,497	5,240	3,635
Research and development	4,424	6,352	8,926	13,061
Amortization of intangible assets	3	4	7	8
Impairment of long-lived assets	—	2,332	—	2,332
Total operating expenses	13,139	15,784	26,954	31,516
Income from operations	287	21,275	6,431	21,403

Other income (expense):
Interest income	51	255	143	675
Other non-operating expense, net	(12)	(18)	(22)	(30)
Total other income, net	39	237	121	645
Income before income taxes	326	21,512	6,552	22,048
(Benefit from) provision for income taxes	(743)	4,586	(1,383)	4,501
Net income	$1,069	$16,926	$7,935	$17,547

Net income per share:
Basic	$0.02	$0.30	$0.14	$0.32
Diluted	$0.02	$0.30	$0.13	$0.31

Number of shares used in per share calculations:
Basic	57,253	55,614	57,066	55,513
Diluted	58,999	56,371	58,822	56,438

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2021	2020
	(In thousands)
Cash flows from operating activities:
Net income	$7,935	$17,547
Adjustments to reconcile net income to cash provided by (used in) operating activities
Stock-based compensation	3,341	2,595
Depreciation and amortization	2,733	2,751
Amortization of premiums and discounts on investments	139	215
Deferred income taxes	(1,441)	4,666
Impairment of long-lived assets	—	2,332
Other non-cash adjustments	149	228
Changes in operating assets and liabilities:
Accounts receivable, net	4,193	101
Contract assets	1,356	(198)
Inventories, net	(3,621)	260
Prepaid and other assets	(47)	(278)
Accounts payable	1,237	1,285
Accrued expenses and other liabilities	(3,999)	(4,009)
Contract liabilities	(434)	(27,789)
Net cash provided by (used in) operating activities	11,541	(294)
Cash flows from investing activities:
Sales of marketable securities	—	9,767
Maturities of marketable securities	14,861	43,286
Purchases of marketable securities	(12,034)	(12,855)
Capital expenditures	(2,449)	(4,410)
Other	5	—
Net cash provided by investing activities	383	35,788
Cash flows from financing activities:
Net proceeds from issuance of common stock	8,697	1,128
Tax payment for employee shares withheld	—	(23)
Repurchase of common stock	(11,554)	—
Net cash (used in) provided by financing activities	(2,857)	1,105
Effect of exchange rate differences on cash and cash equivalents	(20)	(15)
Net change in cash, cash equivalents and restricted cash	9,047	36,584
Cash, cash equivalents and restricted cash, beginning of year	94,358	26,488
Cash, cash equivalents and restricted cash, end of period	$103,405	$63,072

ENERGY RECOVERY, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)

	Three Months Ended June 30, 2021				Three Months Ended June 30, 2020 (Recast)
	Water	Emerging Technologies	Corporate	Total	Water	Emerging Technologies	Corporate	Total
	(In thousands)
Product revenue	$20,568	$39	$—	$20,607	$19,256	$—	$—	$19,256
Product cost of revenue	7,181	—	—	7,181	6,549	—	—	6,549
Product gross profit	13,387	39	—	13,426	12,707	—	—	12,707

License and development revenue	—	—	—	—	—	24,352	—	24,352

Operating expenses
General and administrative	1,776	1,315	3,084	6,175	1,967	1,150	2,482	5,599
Sales and marketing	2,121	229	187	2,537	1,124	262	111	1,497
Research and development	595	3,829	—	4,424	960	5,392	—	6,352
Amortization of intangible assets	3	—	—	3	4	—	—	4
Impairment of long-lived assets	—	—	—	—	—	2,332	—	2,332
Total operating expenses	4,495	5,373	3,271	13,139	4,055	9,136	2,593	15,784
Operating income (loss)	$8,892	$(5,334)	$(3,271)	287	$8,652	$15,216	$(2,593)	21,275
Other income, net				39				237
Income before income taxes				$326				$21,512

	Six Months Ended June 30, 2021				Six Months Ended June 30, 2020 (Recast)
	Water	Emerging Technologies	Corporate	Total	Water	Emerging Technologies	Corporate	Total
	(In thousands)
Product revenue	$49,508	$39	$—	$49,547	$38,257	$—	$—	$38,257
Product cost of revenue	16,162	—	—	16,162	12,233	—	—	12,233
Product gross profit	33,346	39	—	33,385	26,024	—	—	26,024

License and development revenue	—	—	—	—	—	26,895	—	26,895

Operating expenses
General and administrative	3,333	2,481	6,967	12,781	4,046	2,642	5,792	12,480
Sales and marketing	4,285	408	547	5,240	2,800	574	261	3,635
Research and development	1,096	7,830	—	8,926	1,862	11,199	—	13,061
Amortization of intangible assets	7	—	—	7	8	—	—	8
Impairment of long-lived assets	—	—	—	—	—	2,332	—	2,332
Total operating expenses	8,721	10,719	7,514	26,954	8,716	16,747	6,053	31,516
Operating income (loss)	$24,625	$(10,680)	$(7,514)	6,431	$17,308	$10,148	$(6,053)	21,403
Other income, net				121				645
Income before income taxes				$6,552				$22,048